Exhibit 99

NEWS RELEASE

Donna Smith, Manager Investor Relations	Dan Chmielewski
Rainbow Technologies, Inc.	Rainbow Technologies, Inc.
(949) 450-7350	949-450-7377
f: (949) 753-9507	dchm@rainbow.com
dsmith@rainbow.com

Rainbow Technologies Q2-2003 Financial Results

Legal Settlement Expense Impacts Earnings That Met Revised Guidance

     IRVINE, California – July 23, 2003 — Rainbow Technologies, Inc. (Nasdaq: RNBO) today announced revenues for Q2 2003 of $33.3 million, up 8 percent year-over-year. The company reported a loss of $0.02 per share, which includes a $3.6 million litigation settlement expense, versus a $1.09 loss per share from continuing operations in Q2 2002.

     Last week, the company negotiated a settlement relating to a pending litigation matter for which it has been incurring substantial legal expenses. Excluding the settlement cost of $3.6 million and tax effect, the company earned $0.09 per share, in line with revised estimates issued by the company on July 2, 2003.

     Revenue for the company’s Secure Communications business segment for the second quarter was $21.3 million, up 14% year-over-year. The growth is attributed to strong demand for network link encryptors, voice and data security solutions, and commercial high-assurance security products. The company forecasts continued favorable performance for this segment as a result of increased product demand and strong backlog.

     Second quarter revenue for the eSecurity business segment was $12.1 million, down 2 percent year-over-year due to planned attrition in OEM product revenues. On a global basis, the company is experiencing solid demand for its software protection products, and sales activity for its iKey and iGate products has shown improvement. During the quarter, the company acquired Proteq, Ltd., the largest supplier of software protection technology in South America, to create Rainbow-Brazil. The Brazilian IT market is anticipated to grow about 10 percent over the next three years and has strong government support for PKI. The company anticipates sequential revenue improvement for the eSecurity segment in Q4 2003.

     “Rainbow anticipates that total revenues for Q3 and Q4 2003 will be up sequentially, due primarily to continued strength in the government business and international markets. Ongoing softness in IT spending, particularly in North America, continues to impact our eSecurity division,” said Walt Straub, President and CEO of Rainbow.

     Rainbow will host a conference call and Web cast on Wednesday, July 23, 2003, at 1:30 p.m., PDT. Participants may access the conference at (888) 261-2573. To access the live Web cast, go to the company’s Website at www.rainbow.com and select the Investor Relations navigation button. Click on the Web cast link. The Web cast will be available for seven business days following the conference, and will be available thereafter at the Investor Relations Archive navigation button. Audio replay will be available at (800) 642-1687 or (706) 645-9291 at approximately 4:30 p.m., PDT, on July 23, 2003, reference passcode 1638236.

About Rainbow Technologies, Inc.

     Making security simple since 1979, Rainbow Technologies is a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments. Rainbow has been breaking the security paradigm by making complex security simple to implement and use for more than two decades. With headquarters in Irvine, Calif., Rainbow maintains offices and authorized distributors throughout the world. For more information, visit the Web site at http://www.rainbow.com.

     Rainbow Technologies, Rainbow Mykotronx, NetSwift iGate and iKey are trademarks of Rainbow Technologies, Inc. All other company and product names are trademarks of their respective organizations.

# # #

     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements, certain of which are contained in this press release and include, but are not limited to, the outlook for business segment performance, revenue, backlog, litigation, tax effect, IT spending, particularly in North America, outlook for future business performance, and global business environment. These statements speak only as of the date of this press release and are subject to various risks and uncertainties that could impact actual results.

RAINBOW TECHNOLOGIES, INC
Financial Highlights
(in thousands, except per share amounts)

	Three months ended		Six months ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues	$33,304	$30,980	$67,173	$62,165
Income (loss) from continuing operations	$(693)	$(28,959)	$2,362	$(27,686)
Loss from discontinued operations	$—	$(15,963)	$(86)	$(16,668)
Net income (loss)	$(693)	$(44,922)	$2,276	$(44,354)

Basic income (loss) per share:
Continuing operations	$(0.03)	$(1.09)	$0.09	$(1.05)
Discontinued operations	—	(0.60)	—	(0.63)

Net income (loss)	$(0.03)	$(1.69)	$0.09	$(1.68)

Diluted income (loss) per share:
Continuing operations	$(0.02)	$(1.09)	$0.08	$(1.05)
Discontinued operations	—	(0.60)	—	(0.63)

Net income (loss)	$(0.02)	$(1.69)	$0.08	$(1.68)

Weighted average shares:
Basic	26,830	26,546	26,645	26,476
Diluted	28,103	26,546	27,919	26,476

By Business Segment

	Three months ended		Six months ended

	June 30, 2003	June 30, 2002	June 30, 2003	June 30, 2002

Revenues:
eSecurity Products	$12,053	$12,280	$25,310	$24,333
Secure Communications Products	21,251	18,700	41,863	37,832

Consolidated	$33,304	$30,980	$67,173	$62,165

Operating Income (Loss):
eSecurity Products	$(2,349)	$(17,803)	$(2,297)	$(19,823)
Secure Communications Products	1,869	2,170	5,656	5,555

Consolidated	$(480)	$(15,633)	$3,359	$(14,268)

RAINBOW TECHNOLOGIES, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended					Six months ended

	June 30,	% of	June 30,	% of	%	June 30,	% of	June 30,	% of	%
	2003	Revenues	2002	Revenues	Change	2003	Revenues	2002	Revenues	Change

Revenues:
eSecurity Products	$12,053	36%	$12,280	40%	-2%	$25,310	38%	$24,333	39%	4%
Secure Communications Products	21,251	64%	18,700	60%	14%	41,863	62%	37,832	61%	11%

Total revenues	33,304	100%	30,980	100%	8%	67,173	100%	62,165	100%	8%
Operating expenses:
Cost of eSecurity Products	4,163	13%	19,225	62%	-78%	9,144	14%	25,362	41%	-64%
Cost of Secure Communications Products	15,620	47%	15,107	49%	3%	31,215	46%	30,250	49%	3%
Selling, general and administrative	8,164	25%	9,400	30%	-13%	15,882	24%	16,091	26%	-1%
Research and development	2,205	7%	2,881	9%	-23%	3,941	6%	4,730	8%	-17%
Litigation settlement	3,632	11%	—	0%	—	3,632	5%	—	0%	—

Total operating expenses	33,784	101%	46,613	150%	-28%	63,814	95%	76,433	123%	-17%

Operating income (loss)	(480)	-1%	(15,633)	-50%	-97%	3,359	5%	(14,268)	-23%	-124%
Loss on long-term investments and marketable securities	(371)	-1%	(59)	0%	529%	(1,207)	-2%	(90)	0%	1241%
Interest income	135	0%	119	0%	13%	249	0%	207	0%	20%
Interest expense	(18)	0%	(31)	0%	-42%	(36)	0%	(79)	0%	-54%
Other income, net	19	0%	29	0%	-34%	515	1%	277	0%	86%

Income (loss) from continuing operations before income taxes	(715)	-2%	(15,575)	-50%	-95%	2,880	4%	(13,953)	-22%	-121%
Provision for income taxes	22	0%	(13,384)	-43%	-100%	(518)	-1%	(13,733)	-22%	-96%

Income (loss) from continuing operations	(693)	-2%	(28,959)	-93%	-98%	2,362	4%	(27,686)	-45%	-109%
Loss from discontinued operations, net of applicable taxes	—	0%	(15,963)	-52%	-100%	(86)	0%	(16,668)	-27%	-99%

Net income (loss)	$(693)	-2%	$(44,922)	-145%	-98%	$2,276	3%	$(44,354)	-71%	-105%

Basic income (loss) per share:
Continuing operations	$(0.03)		$(1.09)			$0.09		$(1.05)
Discontinued operations	—		(0.60)			—		(0.63)

Net income (loss)	$(0.03)		$(1.69)			$0.09		$(1.68)

Diluted income (loss) per share:
Continuing operations	$(0.02)		$(1.09)			$0.08		$(1.05)
Discontinued operations	—		(0.60)			—		(0.63)

Net income (loss)	$(0.02)		$(1.69)			$0.08		$(1.68)

Weighted average shares:
Basic	26,830		26,546			26,645		26,476

Diluted	28,103		26,546			27,919		26,476

RAINBOW TECHNOLOGIES, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2003	December 31, 2002

ASSETS
Current assets:
Cash and cash equivalents	$58,973	$50,922
Marketable available-for-sale and trading securities	249	301
Accounts receivable, net of allowance for doubtful accounts of $583 and $626 in 2003 and 2002, respectively	18,327	19,221
Inventories	9,549	9,308
Income tax receivable	5,967	5,572
Prepaid expenses and other current assets	3,324	1,765

Total current assets	96,389	87,089
Property, plant and equipment, at cost:
Equipment	22,806	21,981
Buildings	8,449	7,769
Furniture	3,038	2,909
Leasehold improvements	3,068	2,889

	37,361	35,548
Less accumulated depreciation and amortization	23,919	21,628

Net property, plant and equipment	13,442	13,920
Software development costs, net of accumulated amortization of $9,190 and and $8,156 in 2003 and 2002, respectively	3,379	3,775
Product licenses, net of accumulated amortization of $6,465 and $5,567 in 2003 and 2002, respectively	2,902	3,726
Goodwill	2,724	1,898
Other assets	692	1,181

Total Assets	$119,528	$111,589

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,673	$8,138
Accrued payroll and related expenses	4,701	6,602
Warranty reserve	2,185	1,844
Income taxes payable	2,075	1,442
Other accrued liabilities	8,148	6,908

Total current liabilities	24,782	24,934
Long-term accrued restructuring costs	2,121	2,349
Other liabilities	1,605	1,926
Commitments and contingencies
Shareholders’ equity:
Common stock, $001 par value, 55,000,000 shares authorized, 26,775,462 and 26,268,936 shares issued and outstanding in 2003 and 2002, respectively	27	26
Common stock to be issued	1,632	—
Additional paid-in capital	61,515	58,313
Accumulated other comprehensive income	2,762	348
Retained earnings	25,969	23,693

	91,905	82,380
Less cost of treasury shares (102,973 shares)	(885)	—

Total shareholders’ equity	91,020	82,380

Total Liabilities and Shareholders’ Equity	$119,528	$111,589